Exhibit 99.1

Yuma Energy, Inc.

NEWS RELEASE

Yuma Energy, Inc. Announces Appointment of
Paul D. McKinney as Chief Operating Officer

HOUSTON, TX – October 10, 2014 (Marketwired) – Yuma Energy, Inc. (NYSE MKT: YUMA) (the “Company” or “Yuma”) announced today the appointment of Paul D. McKinney as Executive Vice President and Chief Operating Officer of the Company.  The Company also announced the retirement of Michael F. Conlon as President and Chief Operating Officer.  Additionally, Sam L. Banks, Chairman and Chief Executive Officer of the Company, was appointed as President of the Company.

Mr. McKinney comes to Yuma with over 30 years of experience in the oil and gas industry. He has proven experience in the U.S. Gulf Coast after having served as Region Vice President, Gulf Coast Onshore, for Apache Corporation from 2010 through 2013, where he was responsible for the development and all operational aspects of the Gulf Coast region for Apache. Prior to his role as Region Vice President, Mr. McKinney was Manager, Corporate Reservoir Engineering, for Apache from 2007 through 2010. Mr. McKinney commenced his career with Anadarko Petroleum Corporation and held various positions with Anadarko over a 23 year period, including his last title as Vice President of Reservoir Engineering.  Mr. McKinney has a Bachelor of Science degree in Petroleum Engineering from Louisiana Tech University.

When asked about Mr. Conlon’s retirement, Sam L. Banks, Yuma Chairman, Chief Executive Officer and President said, “We are very thankful for Mike Conlon’s service to the Company and all of the many contributions he has made which have played a huge roll in the success of Yuma.  We wish him the very best in his retirement.” Mr. Banks also said, “I am pleased to welcome Paul to the Company. He is an accomplished executive with more than 30 years of industry experience. His extensive experience in operations, acquisitions and reservoir engineering in the Gulf Coast region will be a great asset to Yuma.”

About Yuma Energy, Inc.

Yuma Energy, Inc. is a U.S.-based oil and gas company focused on the exploration for, and development of, conventional and unconventional oil and gas properties, primarily through the use of 3-D seismic surveys, in the U.S. Gulf Coast and California. The Company has employed a 3-D seismic-based strategy to build a multi-year inventory of development and exploration prospects. The Company’s current operations are focused on onshore central Louisiana, where the Company is targeting the Austin Chalk, Tuscaloosa, Wilcox, Frio, Marg Tex and Hackberry formations. In addition, the Company has a non-operated position in the Bakken Shale in North Dakota and operated positions in Kern and Santa Barbara Counties in California. Yuma’s common stock is traded on the NYSE MKT under the trading symbol “YUMA.”

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken occur or be achieved. The forward-looking statements include statements about future operations, estimates of reserve and production volumes. Forward-looking statements are based on current expectations and assumptions and analyses made by Yuma in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform with expectations is subject to a number of risks and uncertainties, including but not limited to: the risks of the oil and gas industry (for example, operational risks in drilling and exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits); the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather; fluctuations in oil and gas prices; inability of management to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change. Yuma’s annual report on Form 10-K for the year ended December 31, 2013, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect its business, results of operations, and financial condition. Yuma undertakes no obligation to revise or update publicly any forward-looking statements for any reason.